As filed with the Securities and Exchange Commission on August 6, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SUPERGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	91-1841574
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4140 Dublin Boulevard, Suite 200
Dublin, California  94568

(Address of principal executive offices)

2003 Stock Plan

2008 Employee Stock Purchase Plan

(Full titles of the plans)

James S.J. Manuso, Ph.D.

Chief Executive Officer

SUPERGEN, INC.

4140 Dublin Boulevard, Suite 200

Dublin, California  94568

(925) 560-0100

(Name, address and telephone number of agent for service)

Copy to:

Page Mailliard, Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value: Reserved for future issuance under the SuperGen, Inc. 2003 Stock Plan	2,000,000	$1.89	$3,780,000	$148.56
Common Stock, $.001 par value: Reserved for future issuance under the SuperGen, Inc. 2008 Employee Stock Purchase Plan	250,000	$1.6065	$401,625	$15.78
		Aggregate registration fee		$164.34
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2003 Stock Plan and 2008 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)

Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices per share of the Company’s Common Stock as reported on the Nasdaq Stock Market on August 4, 2008, which was $1.89 per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

We hereby incorporate by reference in this registration statement the following documents previously filed by us with the Securities and Exchange Commission (the “Commission”):

(a)           Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 17, 2008.

(b)           Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed with the Commission on May 12, 2008.

(c)           Our Current Reports on Form 8-K filed with the Commission on January 25, 2008, March 19, 2008 and July 2, 2008.  We specifically exclude from incorporation such information that has been furnished and not filed pursuant to Item 2.02 of  our Current Reports on Form 8-K filed with the Commission on March 3, 2008, April 28, 2008, and August 4, 2008.

(d)           The description of our Common Stock to be offered hereby is contained in our Registration Statement on Form 8-A filed with the Commission on January 18, 1996 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties.  Our actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

We have adopted provisions in our current Certificate of Incorporation which (i) eliminate the personal liability of our directors for monetary damages to the fullest extent permissible under Delaware law; and (ii) authorize us to indemnify our directors and officers to the fullest extent permitted by law.  Such limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission.  Our Certificate of Incorporation also includes a provision eliminating, to the fullest extent permitted by Delaware law, the personal liability of our directors for monetary damages for breach of fiduciary duty as a director.  In addition, our Bylaws provide that we will be required to indemnify our officers and directors to the maximum extent and in the manner permitted by the Delaware General Corporation Law.

We have entered into separate indemnification agreements with each of our officers, directors and key employees that contain provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law.  The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them, as to which they could be indemnified, and to obtain director’s and officer’s insurance, if available on reasonable terms.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.    Exemption From Registration Claimed

Not applicable.

Item 8.    Exhibits

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered

10.1	2003 Stock Plan (as amended March 13, 2008)

10.2	2008 Employee Stock Purchase Plan

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fideoffering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on August 6, 2008.

SUPERGEN, INC.

By:	/s/ JAMES S.J. MANUSO
James S.J. Manuso, Ph.D.
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S.J. Manuso and Michael Molkentin, and each of them individually, his attorney-in-fact for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAMES S.J. MANUSO	Chief Executive Officer, President and Director (Principal Executive Officer)	August 6, 2008
James S.J. Manuso

/s/ MICHAEL MOLKENTIN	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2008
Michael Molkentin

/s/ CHARLES CASAMENTO	Director	August 6, 2008
Charles J. Casamento

/s/ THOMAS V. GIRARDI	Director	August 6, 2008
Thomas V. Girardi

/s/ ALLAN R. GOLDBERG	Director	August 6, 2008
Allan R. Goldberg

/s/ WALTER J. LACK	Director	August 6, 2008
Walter J. Lack

/s/ MICHAEL D. YOUNG	Director	August 6, 2008
Michael D. Young

SUPERGEN, INC.

REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered

10.1	2003 Stock Plan (as amended March 13, 2008)

10.2	2008 Employee Stock Purchase Plan

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)